Exhibit 99.2
[AMERICAN APPRAISAL CHINA LIMITED LETTERHEAD]
November 28, 2008
Yingli Green Energy Holding Company Limited
No. 3055, Middle Fuxing Road
Baoding 071051, China
Dear Sirs,
CONSENT OF INDEPENDENT APPRAISER
We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes and with respect to (i) our report issued to Yingli Green Energy Holding Company Limited (the “Company”) on March 30, 2007 in respect of valuations of the Company’s ordinary shares and stock options granted under the Company’s 2006 Stock Incentive Plan, in each case, as of December 31, 2006, and (ii) our report issued to the Company on May 23, 2008 in respect of valuations, as of each of March 14, 2008, of intangible assets of Tianwei Yingli relating to purchase price allocation in the Registration Statement on Form F-3 (together with any documents incorporated by reference therein and any amendments thereto, the “Registration Statement”) filed or to be filed by the Company with the U.S. Securities and Exchange Commission. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

/s/ AMERICAN APPRAISAL CHINA LIMITED